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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2001

NEOMAGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3250 JAY STREET, SANTA CLARA, CALIFORNIA		95054
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 988-7020

N/A
(Former name or former address, if changed since last report)

ITEMS 2 & 5. ACQUISITION OF ASSETS

    On December 18, 2001, NeoMagic Corporation completed its acquisition of certain assets, customer contracts and intellectual properties of LinkUp Systems Corporation of Santa Clara, California, in exchange for 1,600,000 shares of NeoMagic Common Stock. The closing price of the shares issued on December 18, 2001 was $3.13. NeoMagic does not expect this transaction to have a material effect on its cash or cash equivalents for the current fiscal year. NeoMagic has hired most of the 28 employees of LinkUp Systems Corporation and intends to issue options to such employees to purchase up to 1,900,000 shares of NeoMagic.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a)—(b) It is impracticable for the registrant to provide the required financial statements for the business acquired at the time of filing this report, but the registrant will file such required financial statements, if required pursuant to under this item and Rule 3-05(b) of Regulation S-X, by amendment to this report as soon as practicable, but not later than sixty days after this report was required to be filed initially.

    (c) The exhibit index attached hereto is incorporated by reference to this item.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOMAGIC CORPORATION
/s/ STEPHEN LANZA Stephen Lanza, Chief Financial Officer
Date: January 2, 2002

Exhibits to the Form 8-K

Exhibit Number	Description of Document
2.1	Asset Purchase Agreement by and between NeoMagic Corporation, Accelerate Acquisition, Inc. and LinkUp Systems Corporation and with respect to Article VIII only, J.P. Morgan Trust Company, National Association, dated December 6, 2001.

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  ITEMS 2 & 5. ACQUISITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
  Exhibits to the Form 8-K